Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included elsewhere in the Current Report on Form 8-K (the “Form 8-K”).

The following unaudited Pro Forma Condensed Combined Financial Information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” and presents the combination of the financial information of CHW and Wag! after giving effect to the Business Combination and related transactions, as described in the accompanying notes.

The historical financial information of CHW was derived from the audited financial statements of CHW as of December 31, 2021 and for the period from January 12, 2021 (inception) to December 31, 2021 which is incorporated by reference. The historical information of CHW for the six months ended June 30, 2022 and the balance sheet as of June 30, 2022 are derived from CHW’s unaudited interim condensed financial statements which is incorporated by reference. The historical financial information of Wag! was derived from the audited consolidated financial statements of Wag! as of and for the year ended December 31, 2021,which is incorporated by reference. The historical information of Wag! for the six months ended June 30, 2022 and the condensed consolidated balance sheet as of June 30, 2022 are derived from Wag!’s unaudited interim condensed consolidated financial statements which is incorporated by reference.

The unaudited Pro Forma Condensed Combined Financial Statements Information do not necessarily reflect what the post-combination company’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. The unaudited Pro Forma Condensed Combined Financial Information also may not be useful in predicting the future financial condition and results of operations of the Post-Combination Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes, which is incorporated by reference:

•	the historical audited financial statements of CHW as of December 31, 2021 and for the period from January 12, 2021 (inception) to December 31, 2021;

•	the historical unaudited financial statements of CHW as of and for the six months ended June 30, 2022

•	the historical audited consolidated financial statements of Wag! as of and for the year ended December 31, 2021;

•	the historical unaudited condensed consolidated financial statements of Wag! as of and for the six months ended June 30, 2022;

•	other information relating to CHW and Wag! which is incorporated by reference, including the Business Combination Agreement and the description of certain terms thereof set forth under the section titled “The Business Combination Agreement”.

Description of the Merger

Upon the consummation of the Merger, the following transactions occurred

•	all outstanding shares of Legacy Wag!’s preferred stock, except for Legacy Wag! Series P Shares (as described below), were converted into shares of the Company’s common stock, par value $0.0001 per share, at the then-effective conversion rate as calculated pursuant to the Business Combination Agreement;

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•	the cancellation of each issued and outstanding share of Legacy Wag!’s common stock and the conversion into the right to receive a number of shares of the Company’s common stock equal to the exchange ratio of 0.97 shares of the Company’s common stock for each share of Legacy Wag! common stock;

•	the conversion of 91,130 warrants issued and outstanding by Legacy Wag! in 2017 to two lenders into warrants exercisable for shares of the Company’s common stock with the same terms except for the number of shares exercisable and the exercise price, each of which were adjusted using an exchange ratio of 0.97 for Legacy Wag! Common Warrants;

•	the conversion of all outstanding vested and unvested options to purchase shares of Legacy Wag! common stock (the “Legacy Wag! Options”) into options exercisable for shares of the Company’s common stock with the same terms and conditions as were applicable to the Legacy Wag! Options immediately prior to the Conversion, except for the number of shares exercisable and the exercise price, each of which were adjusted using the exchange ratio of 0.97 for Legacy Wag! Options;

•	the conversion of the outstanding restricted stock unit award covering shares of Legacy Wag! common stock (each, a “Legacy Wag! RSU Award”) into awards covering a number of shares of Wag! common stock (rounded down to the nearest whole number) with the same terms and conditions as were applicable to the Legacy Wag! RSU Awards immediately prior to the Conversion, except for the number of shares subject to the award, which was adjusted using the exchange ratio of 0.97 for Legacy Wag! RSU Awards,

•	the conversion of 1,100,000 shares of Legacy Wag! Series P Shares into the Company’s common stock on a one-for-one basis;

•	the issuance and sale of 500,000 CHW ordinary shares for a purchase price of $10.00 per share and an aggregate purchase price of $5,000,000 immediately prior to or substantially concurrently with the Closing Date;

•	immediately prior to the Effective Time, each CHW ordinary share (including any Sponsor Shares (as defined below) not forfeited) was converted into shares of the Company’s common stock;

•	the cancellation of 13,327 founder shares held by the Sponsor in connection with the Business Combination and in accordance with the terms of the CHW Founders Stock Letter and the Business Combination Agreement;

•	the issuance of 300,000 Wag! Community Shares that the Company may distribute to members of the pet wellness and welfare community as identified by our officers and directors; and (xi) the cancellation of 20,000 founder shares held by Sponsor in connection with the Business Combination and in accordance with the CHW Founders Stock Letter (as defined below) and the Business Combination Agreement.

Other Related Events in Connection with the Merger

Credit Facility

In connection with the Business Combination, CHW, and subsequently New Wag!, entered into a definitive financing agreement with Blue Torch Capital LP” (“Blue Torch”) for a $32.2 million senior secured term loan credit facility (the “Credit Facility”). The interest rates on the outstanding principal amount will be, at the election of the Borrower, (i) LIBOR (or SOFR) plus an Applicable Margin equal to 10.00% per annum or the Base Rate plus an Applicable Margin equal to 9.00% per annum. For the purposes of information presented in the Pro Forma Condensed Combined Financial Statements New Wag! will assume that the company elects to calculate interest using the LIBOR (or SOFR) option mentioned above.

Wag!’s Earnout Shares

After the consummation of the Business Combination, Eligible Company Equityholders have the contingent right to Earnout Shares and management has the contingent right to Management Earnout Shares. The aggregate number of Earnout Shares and Management Earnout Shares is 10,000,000, and 5,000,000, shares of New Wag! common stock, respectively. The Earnout Shares and Management Earnout Shares will be issued following the Business Combination, as further described below.

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Earnout Shares would only be issuable if certain New Wag! share price conditions are met over a three-year period from the effective merger date. The Earnout Shares are indexed to the Company’s stock, at each of the New Wag! share price targets of $12.50, $15.00, and $18.00.

The issuance of such Earnout Shares would dilute the value of all shares of New Wag! common stock outstanding at that time. Assuming the current capitalization structure, the approximately 3,333,333 Earnout Shares that would be issued upon meeting the $12.50 Earnout threshold, would represent approximately 13% of total shares outstanding. Assuming the current capitalization structure, the approximately 3,333,333 Earnout Shares that would be issued upon meeting the $15.00 Earnout threshold, would represent approximately 13% of total shares outstanding. Assuming the current capitalization structure, the approximately 3,333,334 Earnout Shares that would be issued upon meeting the $18.00 Earnout threshold, would represent approximately 13% of total shares outstanding.

The issuance of such Management Earnout Shares would dilute the value of all shares of New Wag! common stock outstanding at that time. Assuming the current capitalization structure, the approximately 1,666,667 Management Earnout Shares that would be issued upon meeting the $12.50 Management Earnout threshold, would represent approximately 6% of total shares outstanding. Assuming the current capitalization structure, the approximately 1,666,667 Management Earnout Shares that would be issued upon meeting the $15.00 Management Earnout threshold, would represent approximately 6% of total shares outstanding. Assuming the current capitalization structure, the approximately 1,666,666 Management Earnout Shares that would be issued upon meeting the $18.00 Earnout threshold, would represent approximately 6% of total shares outstanding.

The Company has preliminarily concluded that the Earnout Shares and Management Earnout Shares issuable to Eligible Company Equityholders are accounted for as equity instruments under ASC 815-40. The unaudited pro forma condensed combined financial information gives effect to the impacts from such Earnout Shares and Management Earnout Shares on the unaudited pro forma combined financial information for the six months ended June 30, 2022 and the year ended December 31, 2021.

Forward Purchase Agreement

On August 5, 2022, CHW entered into Forward Share Purchase Agreements pursuant to which, on the three-month anniversary of the Closing Date, the participating investors may elect to sell and transfer to the Company, and the Company will purchase, in the aggregate up to 2,393,378 shares of common stock of the Company, consisting of shares of common stock then held by the Investors and not sold and repurchased by the Investor since the Closing Date. The shares are held in escrow and the Company can acquire the Investor Shares at a price of $10.30 per share. The date of the purchase by the Company of the Investor Shares is referred to as the “Put Date”. In conjunction with the sale of the Investor Shares to the Company, each Investor shall notify the Company and the Escrow Agent in writing five business days prior to the three-month anniversary of the date of the Closing Date whether or not such Investor is exercising its right to sell the Investor Shares that such Investor holds to the Company pursuant to the Forward Purchase Agreements (each, a “Shares Sale Notice”). If a Shares Sale Notice is timely delivered by an Investor to the Company and the Escrow Agent, the Company will purchase from such Investor the Investor Shares held by such Investor on the Put Date.

Unaudited Pro Forma Financial Information

The following unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2022 is based on unaudited interim condensed consolidated financial statements of CHW and Wag!. The unaudited Pro Forma Condensed Combined Statement of Operations for the six months ended June 30, 2022 is based on unaudited interim condensed consolidated financial statements of CHW and Wag!. The unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2021, is based on the historical audited financial statements of CHW and Wag!. The assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited Pro Forma Condensed Combined Financial Information.

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Unaudited Pro Forma Condensed Combined Balance Sheet
as of June 30, 2022

(in thousands, except per share data)

	CHW Acquisition Corporation (Historical)	Wag (Historical)	Transaction Pro Forma Adjustments		Pro Forma Combined Balance
ASSETS
Current assets:
Cash, cash equivalents	$168	$2,438	$24,768	A	$27,374
Restricted cash	–	–	23,934	L	23,934
Due from related party	69	–	–		69
Short-term investments available for sale	–	6,962	–		6,962
Accounts receivable, net	–	4,492	–		4,492
Prepaid expenses and other current assets	316	3,102	–		3,418
Deferred offering costs	–	3,099	(3,099)	B	–
Total current assets	553	20,093	45,603		66,249
Investment held in trust account	125,191	–	(125,191)	C	–
Prepaid expense - non-current portion	48	–	–		48
Property and equipment, net	–	55	–		55
Operating leases, right of use assets, net	–	345	–		345
Intangibles assets, net	–	2,641	–		2,641
Goodwill	–	1,427	–		1,427
Other assets	–	81	–		81
Total Assets	$125,792	$24,642	$(79,588)		$70,846
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$81	$3,359	$(3)	D	$3,437
Accrued expenses and other current liabilities	3,621	4,065	(3,977)	D	3,709
Gift card and subscription liabilities	–	2,108	–		2,108
Deferred purchase consideration	–	750	–		750
Current maturities of operating lease liabilities		343	–		343
Loan - current portion	–	444	804	E	1,248
Total current liabilities	3,702	11,069	(3,176)		11,595
Operating lease liabilities - non-current	–	51	–		51
Loan - non-current Portion	–	978	26,597	E	27,575
Deferred underwriting fee payable	4,375	–	(4,375)	F	–
Other non-current liabilities	–	813	–		813
Total liabilities	8,077	12,911	19,046		40,034

Mezzanine equity:
Ordinary shares subject to possible redemption	125,190	–	(125,190)	G	–
Series Seed redeemable preferred stock, $0.0001 par value, 4,502,881 shares authorized, issued and outstanding	–	19,382	(19,382)	G	–
Series A redeemable preferred stock, $0.0001 par value, 6,072,815 shares authorized, issued and outstanding	–	25,969	(25,969)	G	–

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	CHW Acquisition Corporation (Historical)	Wag (Historical)	Transaction Pro Forma Adjustments		Pro Forma Combined Balance
Series B redeemable preferred stock, $0.0001 par value, 6,694,033 shares authorized, issued and outstanding	–	32,057	(32,057)	G	–
Series C redeemable preferred stock, $0.0001 par value, 7,275,657 shares authorized, issued and outstanding	–	32,857	(32,857)	G	–
Series P redeemable preferred stock, $0.0001 par value, 4,750,000 shares authorized, 1,100,000 issued and outstanding	–	10,925	(10,925)	G
Total mezzanine equity	125,190	121,190	(246,380)		–

Stockholders’ equity:
Wag Labs, Inc. common stock	–	1	(1)	H	–
CHW common Stock	–	–	–		–
New Wag! common stock	–	–	4	I	4
Additional paid-in capital	–	3,830	171,193	J	175,023
Accumulated other comprehensive loss	–	–	–		–
Accumulated deficit	(7,475)	(113,290)	(23,450)	K	(144,215)
Total stockholders' equity (deficit)	(7,475)	(109,459)	147,746		30,812
Total liabilities and stockholders' equity (deficit)	$125,792	$24,642	$(79,588)		$70,846

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Unaudited Pro Forma Condensed Combined Income Statement

for the Six Months Ended June 30, 2022

(in thousands, except per share data)

	CHW Acquisition Corporation (Historical)	Wag (Historical)	Transaction Pro Forma Adjustments		Pro Forma Combined
Revenue	$—	$22,450	$—		$22,450
Cost and expenses
Cost of revenue exclusive of depreciation and amortization	—	2,006	—		2,006
Platform operations and support	—	5,394	—		5,394
Sales and marketing	—	13,366	—		13,366
General and administrative	3,752	4,765	6	AA	8,523
Depreciation and amortization	—	297	—		297
Total cost and expenses	3,752	25,828	6		29,586
Interest income (expense), net	188	(49)	(2,729)	AB	(2,590)
Loss before income taxes	(3,564)	(3,427)	(2,735)		(9,726)
Income taxes	—	(13)	—		(13)
Net loss	$(3,564)	$(3,440)	$(2,735)		$(9,739)
Other comprehensive income (loss)	—	—	—		—
Total comprehensive income (loss)	$(3,564)	$(3,440)	$(2,735)		$(9,739)
Common stock loss per share:
Net loss	$(3,564)	$(3,440)			$(9,739)
Basic and diluted weighted average shares outstanding	15,687,500	3,601,362			37,923,530
Basic and diluted loss per share	$(0.23)	$(0.55)			$(0.26)

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Unaudited Pro Forma Condensed Combined Income Statement

for the Year Ended December 31, 2021

(in thousands, except per share data)

	CHW Acquisition Corporation (Adjusted)	Wag (Historical)	Transaction Pro Forma Adjustments		Pro Forma Combined
Revenue	$—	$20,082	$(1,500)	AC	18,582
Cost and expenses
Cost of revenue exclusive of depreciation and amortization	—	2,777	—		2,777
Platform operations and support	—	10,265	2,847	AD	13,112
Sales and marketing	—	10,221	2,065	AD	12,286
General and administrative	833	6,956	20,483	AC,AD	28,272
Depreciation and amortization	—	388	—		388
Total cost and expenses	833	30,607	25,395		56,835
Gain on forgiveness of PPP loan	—	3,482	—		3,482
Interest income (expense), net	3	(61)	(5,541)	AE	(5,599)
Loss before income taxes	(830)	(7,104)	(32,436)		(40,370)
Income taxes	—	793	—		793
Net loss	$(830)	$(6,311)	$(32,436)		(39,577)
Other comprehensive income (loss)	—	1	—		1
Total comprehensive income (loss)	$(830)	$(6,310)	$(32,436)		$(39,576)
Common stock loss per share:
Net loss	$(830)	$(6,310)			$(39,576)
Basic and diluted weighted average shares outstanding	7,455,772	5,908,062			37,923,530
Basic and diluted loss per share	$(0.11)	$(1.07)			$(1.04)

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NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Description of the Business Combination

On February 2, 2022, CHW and Merger Sub, the wholly owned subsidiary of CHW, entered into the Business Combination Agreement with Wag!. CHW is incorporated under the laws of the Cayman Islands, and subsequent to the domestication will change its name to “Wag! Group Co.” The Business Combination was consummated on August 8, 2022, whereby. Merger Sub merged with and into Wag! and the separate corporate existence of Merger Sub ceased. Wag! is the surviving company in the Merger, and a wholly owned subsidiary of CHW, with Wag! equity holders holding the majority of the common stock of New Wag!.

The aggregate stock consideration issued by the Post-Combination Company in the Business Combination was $451.1 million, consisting of 45,406,789, newly issued shares,, of the Post-Combination Company valued at $10.00 per share. Wag! equityholders received $385.8  million in the form of 38,583,259 shares of the Post-Combination Company. CHW public shareholders received $29.1 million in the form of 2,906,030 newly issued shares of Wag! and the PIPE and Backstop Investor received $5.0 million in the form of 500,000 newly issued shares. The Sponsor Anchor Investors, Chardan, and Founders $31.2 million, consisting of 3,117,500 newly issued shares, in exchange for CHW’s existing ordinary. The following represents the consideration at closing of the Business Combination (in millions):

Share issuance to Wag Labs, Inc. shareholders(1)	$385.8
Share issuance to CHW Acquisition Corporation shareholders	29.1
Share issuance to Subscribers(2)	5.0
Share issuance to Sponsor	31.2
Share Consideration – at Closing	$451.1

(1)	The share consideration transferred to Wag! shareholders included (i) $300.0 million to holders of issued and outstanding Wag! common stock, (ii) $11 million to holders of Series P Shares; (iii) $1.7 million to holders of RSU Awards of Wag! common stock (assuming a value of $10 per share of New Wag! common stock); (iv) $73.1 million to historically issued holders of 7.3 million stock options of Wag! common stock (assuming a value of $10 per share of New Wag! common stock) issued prior to the Merger and excludes $15 million of Management Earnout and Earnout shares.

(2)	The share consideration presently expected to be transferred to the PIPE and Backstop Investor.

Basis of Presentation

The Business Combination will be accounted for as a reverse recapitalization in accordance with accounting principles generally accepted in the United States of America. Under this method of accounting, CHW will be treated as the acquired company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Wag! issuing shares for the net assets of CHW, accompanied by a recapitalization. The net assets of CHW will be recognized at carrying value, with no goodwill or other intangible assets recorded. Wag! will account for the acquisition of CHW based on the amount of net assets acquired upon consummation.

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Wag! has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	Wag!’s shareholders has a majority of the voting power

•	Wag! appointed the majority of the board of directors of the Post-Combination Company;

•	Wag!’s existing management comprises the management of the Post-Combination Company;

•	Wag! comprises the ongoing operations of the Post-Combination Company;

•	Wag! is the larger entity based on historical revenue and has the larger employee base.

The unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2022, assumes that the Business Combination occurred on June 30, 2022. The unaudited Pro Forma Condensed Combined Statement of Operations for the six months ended June 30, 2022 and the year ended December 31, 2021 presents the pro forma effect of the Business Combination as if it had been completed on January 1, 2021 CHW is included from January 12, 2021, the date of its formation. These periods are presented on the basis of Wag! as the accounting acquirer.

The unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2022, has been prepared using, and should be read in conjunction with, the following:

•	CHW’s unaudited Balance Sheet as of June 30, 2022, and the related notes which is incorporated by reference; and

•	Wag!’s unaudited condensed consolidated Balance Sheet as of June 30, 2022, and the related notes which is incorporated by reference.

The unaudited Pro Forma Condensed Combined Statement of Operations for the six months ended June 30, 2022 has been prepared using, and should be read in conjunction, with the following:

•	CHW’s unaudited Statement of Operations for the six months ended June 30, 2022 and the related notes, which is incorporated by reference; and

•	Wag!’s unaudited Consolidated Statement of Operations and Comprehensive Loss for the six months ended June 30, 2022, and the related notes, which is incorporated by reference.

The unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2021 has been prepared using, and should be read in conjunction, with the following:

•	CHW’s audited Statement of Operations for the period from January 12, 2021 (inception) to December 31, 2021 and the related notes,which is incorporated by reference; and

•	Wag!’s audited Condensed Consolidated Statement of Operations and Comprehensive Loss for the year ended December 31, 2021, and the related notes, which is incorporated by reference.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments (“Transaction Accounting Adjustments”). As the unaudited Pro Forma Condensed Combined Financial Information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented. The related transaction accounting adjustments are based on currently available information and assumptions management believes are, under the circumstances and given the information available at this time, reasonable, and reflective of adjustments necessary to report Wag!’s financial condition and results of operations as if the Business Combination was completed. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. CHW believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and related transactions contemplated based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited Pro Forma Condensed Combined Financial Information.

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The unaudited Pro Forma Condensed Combined Financial Information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination (“Management Adjustments”). Management has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited Pro Forma Condensed Combined Financial Information.

The unaudited pro forma condensed adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated.

The unaudited Pro Forma Condensed Combined Financial Information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. The unaudited Pro Forma Condensed Combined Financial Information should be read in conjunction with the audited financial statements and notes thereto of each of CHW and Wag! which is incorporated by reference.

Pursuant to CHW’s amended and restated certificate of incorporation, CHW’s public shareholders may demand that CHW redeem their shares of Common Stock for cash if the Business Combination is consummated, irrespective of whether they vote for or against the Business Combination. If a public shareholder properly demands redemption of their shares, CHW will redeem each share for cash equal to the public shareholder’s pro rata portion of the trust account, calculated as of four to five business days prior to the anticipated consummation of the Business Combination.

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	Shares	%
Post-Combination Company shares issued to Wag Labs, Inc. stockholders	30,000,000	79.0%
Post-Combination Company shares issued to Wag! Series P Investors	1,100,000	2.9%
Post-Combination Company shares issued to CHW Acquisition Corporation public shareholders	2,906,030	7.7%
PIPE and Backstop Investor	500,000	1.3%
Total Sponsor shares(1)	3,177,500	8.3%
Total New Wag! Community shares(2)	300,000	0.8%
Pro Forma Shares Outstanding	37,923,530	100.0%

The following summarizes the pro forma Post-Combination Company shares outstanding:

(1)	This presentation includes 720,000 shares issued to the anchor investors and 12,500 shares issued to Chardan. Additionally, the number of shares presented includes cancellation of 20,000 founders shares in connection with the Closing pursuant to paragraph 6 of the CHW Founders Stock Letter.

(2)	New Wag! Community Shares includes the issuance of 300,000 shares that New Wag! may distribute to members of the pet wellness and welfare community as identified by our officers and directors.

Accounting Policies

Following the Business Combination, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the Post-Combination Company.

2.	Adjustments to the Unaudited Pro Forma Condensed Combined Financial Information

The unaudited Pro Forma Condensed Combined Financial Information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The historical unaudited financial statements have been adjusted in the unaudited Pro Forma Condensed Combined Financial Information to give pro forma effect to events that directly reflect the accounting for the transaction. Wag! and CHW have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma condensed combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the Post-Combination Company filed consolidated income tax returns during the periods presented.

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The pro forma basic and diluted loss per share amounts presented in the unaudited Pro Forma Condensed Combined Statement of Operations are based upon the number of the Post-Combination Company’s shares outstanding, assuming the Business Combination occurred on January 1, 2021.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2022, are as follows:

(A)	Represents adjustment to cash as follows,

	(in thousands)
Release of cash from trust account, net of $23.9 million placed in escrow	$5,317	(L)(i)
PIPE and Backstop Investor	5,000	(ii)
Payment of transaction costs	(10,528)	(iii)
Payment of CHW Acquisition Corporation’s deferred underwriting fee	(4,375)	(iv)
Secured Note, net of $2.9 million issuance costs	29,354	(v)
	$24,768

(i)	Represents the cash disbursed after the redemption of 9,593,970 shares of CHW Common Stock for $95.9 million at a redemption price of $10.00 per share.

(ii)	Represents proceeds received from the issuance of 0.5 million of New Wag! common stock, in the PIPE transaction consummated with the closing of the Business Combination. The Unaudited Pro Forma Condensed Balance Sheet reflects the issuance of these shares with a corresponding increase of $5 million to additional paid in-capital and an increase of less than $0.1 million to New Wag! common stock.

(iii)	Represents transaction costs of Wag! of approximately $5.6 million, and $7.6 million for CHW for legal, financial advisory, and other professional fees incurred in consummating the Business Combination less $2.7 million paid in cash through June 30, 2022. The Unaudited pro forma condensed consolidated balance sheet reflects the Wag! costs of $9.5 million as a reduction of cash with a corresponding decrease in additional paid-in capital for transaction costs incurred by Wag!. The transaction costs of CHW Acquisition Corporation of $7.6 million are reflected in the unaudited pro forma condensed combined balance sheet as a reduction of cash, with a corresponding increase in accumulated deficit, as these costs are expensed as incurred.

(iv)	The $4.4 million adjustment eliminates CHW Acquisition Corporation’s deferred underwriting fees and expenses paid as part of its Acquisition Agreement with Wag!. Such amounts became payable on completion of the transaction and $2.3 million is presented in CHW’s accrued liabilities.

(v)	The $29.4 million adjustment increases both the current and non-current note payable and was incurred as part of its Credit Facility assumed from CHW Acquisition Corporation.

(B)	Represents Wag!’s accrued offering costs of $3.1 million of which $2.7 million has been paid in cash.

(C)	Represents the reclassification of cash and cash equivalents, including interest, held in the trust account used to pay redeeming CHW Acquisition Corporation public shareholders with the balance reclassed to cash and cash equivalents.

(D)	Represents accrued and unpaid deferred offering costs of $0.3 million for Wag! and $3.6 million for CHW.

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(E)	Represents issuance of the Secured Note of $32.2 million. The Secured Note has a three-year term from the Closing Date of the Secured Note. The Secured Note is subject to quarterly amortization payments of principal, in an aggregate amount equal to 2% of the principal amount of the Credit Facility in the first year after closing, 3% of the principal amount of the Credit Facility in the second year after closing, and 5% of the principal amount of the Credit Facility in the third year after closing. The remaining principal balance is payable in full on the Maturity Date. The Credit Facility will bear interest at a floating rate of interest equal to, at the borrower’s option, LIBOR (or SOFR) plus 10.00% per annum or the base rate plus 9.00% per annum, with the base rate defined as the greatest of (i) the prime rate announced by the Wall Street Journal from time to time, (ii) the federal funds effective rate plus 0.50% and (iii) one-month LIBOR plus 1.00%. LIBOR (or SOFR) will be subject to a floor of 1.00% per annum, and the base rate will be subject to a floor of 2.00% per annum. Interest will be payable in arrears at the end of each LIBOR interest period (or other appropriate published rate, but at least every three (3) months) for LIBOR borrowings and quarterly in arrears for base rate borrowings. Further represents the debt discount associated with the issuance of the Secured Note of $2.8 million and detachable warrants issued with the Secured Note with an estimated fair value of $2.1 million. The warrants are accounted for as equity instruments under ASC 815-10. Of the $27.4 million Secured Note balance, $0.8 million and $26.6 million represents the current portion and non-current portion of the Secured Note, respectively.

(F)	Reflects the settlement and payment of deferred underwriters’ fees incurred during the CHW Acquisition Corporation IPO due upon completion of the Business Combination. The Unaudited pro forma condensed combined balance sheet reflects payment of these costs as a reduction of cash and cash equivalents, with a corresponding decrease in deferred underwriting fee payable.

(G)	Reflects the conversion of $29.2 million of CHW Acquisition Corporation public shares from mezzanine equity to permanent equity. The unaudited Pro Forma Condensed Combined Balance Sheet reflects this conversion with a corresponding increase of $29.2 million to additional paid-in capital and an increase of less than $0.1 million to New Wag! common stock. Also reflects the conversion of $121.2 million of Wag! Preferred stock from mezzanine equity (including Series P) to permanent equity. The Unaudited Pro Forma Condensed Combined Balance Sheet reflects this conversion with a corresponding increase of $121.1 million to additional paid in- capital and an increase of less than $0.1 million to New Wag! common stock.

(H)	Represents conversion of Wag! preferred stock into Wag! common stock pursuant to the terms of the Business Combination Agreement. Also, represents conversion of Wag! common stock to New Wag! common stock as a result of the Wag! recapitalization.

(I)	Represents recapitalization of Wag!’s equity and issuance of 30,000,000 shares of New Wag! common stock; the par value of 3,117,500 CHW Acquisition Corporation ordinary shares; 2,906,030 shares of the Par Value of CHW Acquisition Corporation redeemable shares reclassified to permanent equity; the par value of 1,100,000 Series P Shares; and the par value of 500,000 Pipe and Backstop Shares.

Par value – CHW Acquisition Corporation ordinary shares	$0.31
Par value – CHW Acquisition Corporation redeemable shares reclassified to permanent equity	0.29
Par value – Pipe and Backstop Investor	0.05
Par value – Shares issued to Wag! Series P Investors	0.11
Par value – Shares issued to Wag!’s shareholders (recapitalization)	3.00
$3.76

(J)	Reflects the following transactions that increase or decrease additional paid-in capital. The Unaudited Pro Forma Condensed Combined Balance Sheet reflects the corresponding total increase of $274.0 million to additional paid-in capital.

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	(in thousands)
Acquisition related transaction expenses incurred by Wag!	$(5,623)	(A)(iii)
Reclassification of CHW Acquisition Corporation’s Redeemable Common Stock	29,250	(G)
Issuance of New Wag! Common Stock from PIPE	5,000	(A)(ii)
Reclassification of CHW Acquisition Corporation’s historical retained earnings balance into additional paid in capital	(7,475)	(i)
Reclassification of Wag! mezzanine classified Preferred Shares to permanent equity, including Series P	121,190	(G)
Earnout related charges	23,866	(ii)
Issuance of Common Stock Warrants	1,952	(E)
New Wag! Community Shares	3,000	(iv)
RSU Grant Stock-based Compensation	33	(iii)
Total	$171,193

(i)	Represents $7.5 million reclassification of CHW’s historical retained earnings to additional paid-in capital as part of the reverse recapitalization.

(ii)	Represents $23.9 million of one-time stock based compensation charges recorded to additional-paid in capital related to Earnout Shares and Management Earnout Shares of New Wag! Common Stock. Stock-based compensation charge calculated based on an Earnout Share per share value determined using a Monte Carlo fair value methodology in each of the $12.50, $15, and $18 Earnout tranches multiplied by the number of Earnout Shares allocated to each individual. Refer to Wag!’s Earnout Shares for more information.

(iii)	Represents $33 thousand of RSU grants charges ($27,000 for the year ended December 31, 2021, and $6,000 for the six months ended June 30, 2022) to additional paid-in capital due to a triggering event, in part, by the Merger.

(iv)	Represents the issuance of 300,000 shares that New Wag! may distribute to members of the pet wellness and welfare community as identified by our officers and directors.

(K)	Represents adjustments of $23.4 million to retained earnings due to the elimination of CHW Acquisition Corporation’s historical retained earnings, compensation expense from Earnout Shares, transaction fees of $7.6 million less incurred fees of $3.6 million as of June 30, 2022, Management Earnout Shares of New Wag! Common Stock, and RSU compensation expense.

	(in thousands)
Elimination of historical CHW Acquisition Corporation retained earnings	$7,475	(J)(i)
Earnout compensation	(23,866)	(J)(ii)
Issuance of Community Shares	(3,000)	(J)(iv)
CHW unpaid transaction costs	(4,026)	(A)(iv)
RSU grant stock compensation	(33)	(J)(iii)
Total	$(23,450)

(L)	Represents $23.9 million, 2,393,378 shares, held in escrow related to the Forward Share Purchase Agreements.

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Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations

For the Six Months Ended June 30, 2022

The pro forma adjustments included in the Unaudited Pro Forma Condensed Combined Statement of Operations for the six months ended ended June 30, 2022 are as follows:

(AA) Represents expense from RSUs of $6 thousand and were considered a transaction accounting adjustment because the vesting of these awards are triggered, in part, by the Acquisition Merger.

(AB) Represents $1.9 million of interest expense, calculated using the LIBOR rate of 2.4% plus 10.00% per annum as specified in the Credit Facility Commitment Letter, and $0.8 million of amortization of debt discount and issuance costs related to the Credit Facility.

Loss per share represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2021. As the Business Combination, including related equity purchases, is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable in connection with the Business Combination have been outstanding for the entire period presented.

For the Year Ended December 31, 2021

The pro forma adjustments included in the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2021 are as follows:

(AC) Represents the issuance of 300,000 shares that New Wag! may distribute to members of the pet wellness and welfare community as identified by our officers and directors of which 150,000 issued to our pet caregiver community are recorded as a reduction in revenue and 150,000 issued to pet welfare community organizations are recorded as general and administrative expense based on the share price on the issuance date and estimated for this illustration at $10 per share.

(AD) Represents stock compensation expense recorded to platform operations and support of $2.8 million and sales and marketing of $2.1 million; general and administrative of $20.5 million related to the Management Earnout Shares and expense from RSUs of $27 thousand that were considered a transaction accounting adjustment because the vesting of these awards are triggered, in part, by the Acquisition Merger.

(AE) Represents $3.9 million of interest expense, calculated using the LIBOR rate of 2.4% plus 10.00% per annum as specified in the Credit Facility Commitment Letter, and $1.6 million of amortization of debt discount and issuance costs related to the Credit Facility.

Loss per share represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2021. As the Business Combination, including related proposed equity purchases, is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable in connection with the Business Combination have been outstanding for the entire period presented.

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The unaudited Pro Forma Condensed Combined Financial Information for the six months ended June 30, 2022 and the year ended December 31, 2021 are as follows:

No Redemptions
Common Stock shares issued to Wag Labs, Inc. stockholders (assuming no cash elections by holders of Wag Labs, Inc. stock options)	30,000,000
Common Stock shares issued to the Series P Investors	1,100,000
Common Stock shares issued to current CHW Acquisition Corporation public shareholders	2,906,030
Common Stock shares issued to Pipe and Backstop Investor.	500,000
Common Stock shares issued to the Sponsor (including Chardan and the anchor investors)	3,117,500
Common Stock New Wag! Community Shares issued	300,000
New Wag Labs, Inc. Common Stock Pro Forma Weighted Average Shares – basic and diluted	37,923,530

3. Common Stock Loss Per Share-Anti-Dilutive Securities

As a result of the pro forma net loss, the loss per share amounts exclude the anti-dilutive impact from the following securities:

•	The 12,500,000 public warrants sold during the CHW IPO that were converted in the Domestication into warrants to purchase up to a total of 12,500,000 shares of New Wag! common stock at an exercise price of $11.50 per share;

•	The 3,895,564 Private Placement Warrants that were converted in the Domestication into warrants to purchase up to a total of 4,238,636 shares of New Wag! common stock;

•	The 7,313,977 New Wag! stock options outstanding as of the close of the Business Combination

•	The 1,896,177 warrants in connection with the Secured Note.

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